Exhibit 3.3

葫芦岛七彩蓝莎建筑装饰工程有限公司
Huludao Qicai Lansha Construction Decoration Engineering Co., Ltd.

章 程
Articles of Association
第一章总 则
Chapter 1  General Provisions

第一条	为维护公司、股东的合法权益，规范公司的组织和行为，根据《中华人民共和国公司法》（以下简称《公司法》）及其他有关法律、行政法规的规定，制定本章程。
    Article 1: To maintain the lawful rights and interests of the company and its shareholders and to standardize the organization and action of the company, the articles of incorporation are formulated according to ‘Company Law of the People’s Republic of China’ (Hereinafter referred to as “Company Law”) and other rules related to relevant laws and administrative laws and regulations.

第二条	公司名称：葫芦岛七彩蓝莎建筑装饰工程有限公司（以下简称公司）
    Article 2: Name of the company: Huludao Qicai Lansha Construction Decoration Engineering Co., Ltd. (Hereinafter referred to as “the company”)

第三条	公司住所：葫芦岛市龙港区北港工业区
    Article 3: Domicile of the company: industrial district, north harbor, Longgang district, Huludao city.

第四条	公司营业期限：2010年5月5日至2020年5月4日
    Article 4: Term of operation: from May, 5th 2010 to May, 4th 2020.

第五条	执行董事为公司法定代表人
    Article 5: The executive director is the legal representative of the company.

第六条 公司是企业法人，有独立的法人财产，享有法人财产权。股东以其认缴的出资额为限对公司承担责任：公司以全部财产对公司的债务承担责任。

Article 6: The company is the business entity with independent corporate property and is entitled to the ownership of property. Shareholders assume limited company liability according to their contribution amount and the company assumes liability for the debt of the company according to all the assets.

第七条 本章程自生效之日起，即对公司、股东、执行董事、监事、高级管理人员具有约束力。
Article 7: Upon the effect of the articles, they are binding on the company, the shareholders, the executive director, supervisor and senior officers.

第二章	公司经营范围
Chapter 2  Business Scope of the Company

第八条 公司经营范围：建材、陶瓷、卫生洁具、五金、钢材、木材、不锈钢厨房设备、工程咨询、装饰工程、广告展览展示。（以上经营范围以公司登记机关核定为准）
Article 8: Business scope of the company: building materials, ceramics, sanitary wares, hardwares, steel products, wood, stainless steel kitchen equipments sales, engineering consulting, decoration engineering, advertisement display（Above scopes of business subject to approval of registration authority）.

第九条 公司根据实际情况，可以改变经营范围，但须经公司登记机关核准登记。
Article 9: The company has right to change the business scope after the registration and must be upon approval of registration authority according to the actual situation of the business.

第三章	公司注册资本
Chapter 3  Registered Capital

第十条 公司由戴燕动、戴燕激、黄火明三位自然人股东共同出资设立，注册资本为人民币伍拾万元。
Article 10: The company is established by three individual shareholders: Yandong Dai, Yanji Dai and Huoming Huang. The registered capital of the company is 500,000RMB.

股东姓名	身份证	出资额 （万元）	出资方式	出资比 例（%）	出资时间
戴燕激	350301197504202517	22.5	货币	45	2010年5月5日
黄火明	350524198912231552	2.5	货币	5	2010年5月5日
戴燕动	350321197504246419	25	货币	50	2010年5月5日

The name Shareholders	ID Card No.	Capital contributions(ten thousands)	Type of contribution	Proportion of capital contribution（%）	The time of capital contribution
Yanji Dai	350301197504202517	22.5	In currency	45	May, 5th 2010
Huoming Huang	350524198912231552	2.5	In currency	5	May, 5th 2010
Yandong Dai	350321197504246419	25	In currency	50	May, 5th 2010

股东以货币出资的，应当将货币出资足额存入公司在银行开设的账户。
Shareholders who made contribution in the type of currency shall deposit the full amount of capital contribution in the company account opened in the bank.

第十一条 股东应当按期足额缴纳各自认缴的出资额，并在缴纳出资后，经依法设立的验资机构验资并出具证明。
Article 11: Shareholders shall fully pay the amount of contribution on schedule, go through capital verification by leally established capital verification institution and present capital verification certificate.

第十二条 公司可以增加或减少注册资本，按照《公司法》以及其他有关法律、行政法规的规定和公司章程规定的程序办理。
Article 12：The company may increase or decrease the registered capital according to ‘Company Law’ and other rules related to relevant laws and administrative laws and regulations and the articles of association.

第十三条 公司成立后，应当向股东签发出资证明书。
Article 13：The capital verification certificates shall be signed and issued to the shareholders upon the establishment of the company.

第四章股东
Chaper 4  Shareholders

第十四条 公司置备股东名册，记载下列事项：
Article 14: The company shall use a register of shareholders to record the following items:
（一）股东姓名或名称及住址；
（一）The names and addresses of shareholders;
（二）股东的出资额；
（二）The capital contribution amount of shareholders;
（三）出资证明书编号；
（三）The number of the capital verification certificate;

记载于股东名册的股东，可以依股东名册主张行使股东权利。
Shareholders recorded in the register of shareholders may execute shareholders’ rights in accordance with the register.

第十五条 股东享有如下权利：
Article 15: Shareholders are entitled to the following rights:
（一）按照其实缴的出资比例分取红利：公司新增资本时，优先按照其实缴的出资比例认缴出资；
（一）Receive dividends according to contribution proportion: When the company increases additional capital, shareholders shall pay their capital amount preferentially according to the actual contribution proportion;
（二）参加或者委托代理人参加股东会，按照认缴出资比例行使表决权；
（二）Attend or appoint a representative to attend the Shareholders Meeting and execute voting rights according to contribution proportion;
（三）优先购买其他股东转让的股权；
（三）Have priority to purchase the transferred stock rights from other shareholders;
（四）对公司的经营行为进行监督，提出建议或者质询；
（四）Supervise, advice and inquiry the operation of the company;
（五）选举和被选举为公司执行董事或监事；

（五）Vote or to be voted as executive director or supervisor;
（六）查阅公司会计账簿，查阅、复制公司章程、股东会会议记录、执行董事决定、监事的决议和财务会计报告；
（六）Be entitled to inspect the accounting book as well as inspect and copy the articles of association, the minutes of Shareholders Meeting, determination of the executive officer and supervisor and financial and accounting reports;
（七）公司终止后，按其实认缴出资比例分取公司的剩余财产；
（七）Share the remaining company assets according to contribution proportion after the termination of the company.
（八）法律、行政法规或公司章程规定的其他权利。
（八）Other rights of the laws, administrative laws and regulations and the articles of association.

第十六条 股东承担如下义务：
Article 16: shareholders shall assume the following obiligations:
（一）遵守法律、行政法规和公司章程，不得滥用股东权利损害公司或者其他股东的利益；
（一）Abide by the laws and administrative laws and regulations and the articles of association and shall not abuse the rights of shareholders to damage the interest of the company or other shareholders.
（二）按其足额缴纳所认缴的出资；
（二）Fully pay the amount of contribution;
（三）在公司成立后，不得抽逃出资；
（三）No withdrawal of capital contribution after the company is established;
（四）国家法律、行政法规和公司章程规定的其他义务。
（四）Other obligations of the national laws, administrative laws and regulations and the articles of association.

第十七条 自然人股东死亡后，由合法继承人继承其股东资格，其他股东不得对抗或妨碍其行使股东权利。
Article 17: The lawful successor shall inherit the shareholder’s qualification after the individual shareholder’s death without the confrontation and obstruction in the execution of the rights of shareholder from other shareholders.

第五章股权转让
Chaper 5  Transfer of Stock Right

第十八条 股东之间可以相互转让其全部或部分股权，毋须征得其他股东同意。
Article 18: Shareholders can transfer part or whole of the contribution to each other without the consent from other shareholders’.

第十九条 股东向股东以外的人转让股权，应当经其他股东过半数同意。股东应就其股权转让事项书面通知其他股东征求同意，其他股东自接到书面通知之日起满三十日内未答复，视为同意转让。其他股东半数以上不同意转让的，不同意的股东应当购买该转让的股权；不购买的，视为同意转让。
Article 19: Capital contribution transfer to someone other than a shareholder should be agreed by over half of the shareholders. When a shareholder transfers its stock right, it shall notify the other shareholders in writing of the transfer of such stock right and other shareholders shall respond within 30 days after receiving the notification, otherwise it is deemed as consent. Any shareholders who do not agree with the contribution transfer should purchase such transfer, otherwise it is deemed as consent.

第二十条 经股东转让的股权，在同等条件下，其他股东有优先购买权。两个以上股东主张行使优先购买权的，协商确定各自的购买比例；协商不成的，按照各自认缴的出资比例行使优先购买权。
Article 20: Under the same conditions, a shareholder may enjoy the right of preemption to purchase the transferred stock right from another shareholder. In the event of over two shareholders exercising the right of preemption, they shall negotiate to confirm their respective purchase proportion; if fails, they shall execute the right of preemption according to their respective contribution proportion.

第二十一条 依本章程第十八条、第十九条、第二十条的规定转让股权后，公司应当注销原股东的出资证明书，向新股东签发出资证明书，并相应修改公司章程和股东名册中有关股东及其出资额的记载。对公司章程该项修改不需要再由股东会决议。
Article 21: After the transfer of stock right in accordance with article XVIII, XIX and XX of the article of association, the company shall cancel the capital contribution certificate of the original shareholder, sign and issue new capital contribution certificate to the new shareholder and correspondingly revise the record about shareholders and their capital contribution amount in the article of association and register of shareholders. The revise of the articles of association doesn’t need to be resolved by the Shareholder Meeting.

第六章股东会
Chapter 6  Shareholder Meeting

第二十二条 股东会由全体股东组成，是公司的权利机构，行使下列职权：
Article 22: The Shareholder Meeting, composed of all the shareholders, is the authority of the company and execute the following powers:
（一）  决定公司的经营方针和投资计划；
            （一）Decide the management principle and investment plan of the company;
（二）选举和更换执行董事、非由职工代表担任的监事，决定有关执行董事、监事的报酬事项；
（二）Elect and change the executive officer and supervisor that is not the staff representative, as well as determine the compensation matter of the executive officer and supervisor;
（三）聘任或者解聘公司经理，决定其报酬事项；
（三）Hire or dismiss manager and deciding the compensations.
（四）审议批准执行董事的报告；
（四）Examine and approve the report of the Executive Directors.
（五）审议批准监事的报告；
（五）Examine and approve the report of the supervisors.
（六）审议批准公司年度预算方案、决算方案；
            （六） Examine and approve the company's annual financial budget and settlement plan.
（七）审议批准公司年度利润分配方案和弥补亏损方案；
            （七）Examine and approve The company's annual profit distribution plans and loss recovery plans.
（八）对公司增加或者减少注册资本做出决议；
            （八）Make the resolution to determine whether to increase or decrease the registered capital of the company;

（九）对公司的分立、合并、解散和清算或者变更公司形式作出决议；
  (九)     Make resolution to the company's division, merger, dissolution and liquidation or the change of company form.
（十）修改公司章程；
  (十)      Amend the articles.
（十一）对公司向其他企业投资或者为他人提供担保做出决议；
（十一）Make a decision to invest in other enterprises or provide guarantee for others.
（十二）决定聘用或者解聘承办公司审计业务的会计师事务所；
（十二）Decide to hire or dismiss the accounting firm undertaking the auditing business of the company.
（十三）国家法律、行政法规和公司章程规定的其他职权。
（十三）Other powers and functions of national laws, administrative laws and regulations and the articles of association.

第二十三条 股东可以自行出席股东会，也可以委托代理人出席股东会并代为行使表决权。委托代理人出席会议的，其代理人应出示股东的书面委托书。
Article 23: Shareholders can attend the Shareholders Meeting on its own or appoint proxies to attend the Shareholders Meeting to execute their voting power. In the event the appointed proxy attends the meeting, it shall present its shareholder’s written letter of authorization.

第二十四条 首次股东会会议由出资最多的股东召集和主持。
Article 24: The first Shareholders Meeting shall be summoned and organized by the shareholder with largest contribution ratio.

第二十五条 股东会会议分为定期会议和临时会议。定期会议每年召开一次，并与上一会计年度完结后三个月之内举行。经代表十分之一以上表决权的股东、执行董事、监事提议，应当召开临时会议。
Article 25: The Shareholders Meetings are divided as regular meetings and interim meetings. The regular meeting is held once a year within three months after the last financial year ended. The interim meeting shall be convened upon the proposal of shareholders, executive director and supervisor representing over one tenth of the voting rights.

第二十六条 召开股东会会议，应当于会议召开十五日前通知全体股东。经全体股东一致同意，可以调整通知时间。股东或者其合法代理人按期参加会议的，视为已接到会议通知。该股东不得仅以此主张股东会程序违法。
Article 26: A notice of 15 days in advance shall be given to all the shareholders about the Shareholders Meeting, and with the consent from all the shareholders, the time of a Shareholder Meeting can be rearranged. If the shareholder itself or his legal proxy attends the meeting on schedule, it will be regarded as having received the notification and the shareholder shall not propose the procedure of the Shareholders Meeting to be illegal.

第二十七条 股东会会议由执行董事召集和主持；执行董事不能履行职务或者不履行职务时，由监事召集和主持；监事不召集和主持的，代表十分之一以上表决权的股东可自行召集和主持。
Article 27: The Shareholders Meeting is convened and presided over by the executive director, whereas the executive director can't or won’t perform their duties, it should be convened and presided over by the supervisors, and in the event the supervisors cannot manage to do it, the meeting shall be convened and presided over by the shareholder representing over one tenth of the voting power.

第二十八条 股东会会议由股东按照认缴出资比例行使表决权。
Article 28: Shareholders at the Shareholders Meetings shall execute their voting power in accordance with the contribution proportion.

第二十九条 股东会会议对所议事项做出决议、须经代表半数以上表决权的股东通过，但是对公司章程、增加或者减少注册资本以及公司合并、分立、解散或者变更公司形式做出决议，须经代表三分之二以上表决权的股东通过。
Article 29: The resolutions made in the Shareholders Meeting with respect to the matters be discussed must be approved by shareholders representing over half of the voting power; whereas the resolutions made in the Shareholders Meeting about the articles of association, the increase or decrease of registered capital, merger, division, dissolution or change of the company form of the company, shall be approved by shareholders representing over two thirds of the voting power.

第七章 执行董事、经理、监事
Chapter 7  Executive Director, Manager and Supervisor

第三十条 公司设执行董事，由股东会选举或更换。执行董事每届任期三年。任期届满，连选可以连任。
Article 30: Company shall establish executive director, which is elected or changed by the Shareholders Meeting. The executive director is elected for a term of three years and when the term expires, re-election of the same person is possible.

第三十一条 执行董事对股东会负责，行使下列职权：
Article 31: Executive director is responsible for the Shareholders Meeting and execute the following powers:
（一）  召集股东会会议，并向股东会报告工作；
（一）To convene the Shareholders Meeting and reports their work in the Shareholders Meeting.
（二）执行股东会的决议；
（二）To execute the resolution of Shareholders Meeting.
（三）决定公司的经营计划和投资方案；
  (三) To determine the business strategy and investment plan of company.
（四）制订公司的年度财务预算方案、决算方案；
（四）To formulate the annual financial budget and settlement plan of the company.
（五）制订公司的年度利润分配方案和弥补亏损方案；
（五）To formulate the annual profit distribution and deficit coverage plan of the company.
（六）制定公司增加或者减少注册资本方案；
（六）To formulate the registered capital increase or reduction plan of the company.
（七）制定公司合并、分立、解散或者变更公司形式的方案；
（七）To formulate the plan of merger, separation, dissolution and change of the corporate.
（八）决定公司内部管理机构的设置；
  (八) To determine the establishment of internal management of the company.
（九）根据经理的提名决定聘任或者解聘工贸公司财务负责人及其报酬事项；
  (九)To appoint or dismiss the financial administrator of industrial and trading company and its compensation according to the manager’s nomination;
（十）制定公司的基本管理制度；
  (十) To formulate the basic management system of the company.
（十一）公司章程规定或者股东会授予的其他权利。
（十一）Other rights provided or granted by the articles of association or shareholders.

第三十二条 公司设经理，由股东会决定聘任或者解聘。经理对执行董事负责，行使下列职权：
Article 32: The company shall establish a manager, who is hired or dismissed by the Shareholders Meeting. The manager is responsible for the executive director and executes the following powers:
（一）  主持公司的生产经营管理工作，组织实施股东会或者执行董事的决议；
 (一) Be in charge of the routine production and management, implement the resolution of the Shareholders Meeting and executive officer.
（二）组织实施公司年度经营计划和投资方案；
（二）Implement the annual business plan and investment plan.
（三）拟定公司内部管理机构设置方案；
（三）Draft a plan of the establishment of internal management body.
（四）拟定公司的基本管理制度；
 (四) Draft the basic management system;
（五）制定公司的具体规章；
 (五) Draft the standards and regulations;
（六）提请聘任或者解聘公司财务负责人；
 (六) Suggest an appointment or dismissal of financial administrator;
（七）聘任或解聘除应由执行董事决定聘任或者解聘以外的负责管理人员；
 (七) Appoint or dismiss the managerial staff other than the ones who shall be appointed or dismissed by the executive director;
（八）股东会或者执行董事授予的其他职权。
 (八) other powers granted by the Shareholders Meeting or the executive director.

第三十三条 公司设监事一名。股东代表出任的，由股东会选举或者更换；职工代表出任的，由公司职工通过职工大会民主选举产生。
Article 33: The company selected one supervisor. If the supervisor is the member of shareholders, he should be selected or changed by Shareholders Meeting. If the supervisor is a representative of the employees, he should be democratically elected by the Employees Union Congress.

执行董事、高级管理人员不得兼任监事。
The executive director, manager or the financial officer shall not hold concurrent position as supervisor.

监事的任期每届为三年。监事任期届满，连选可以连任。
Each term of a supervisor is three years. When the term expires, re-election of the same person is possible.

第三十四条 监事行使下列职权：
Article 34: The supervisor executes the following powers:
（一）  检查公司财务；
  (一) Examine the financial standing of the company;
（二）对执行董事、高级管理人员执行公司职务的行为进行监督， 对违反法律、行政法规、公司章程或者股东决定的执行董事、高级管理人员提出罢免的建议；
  (二) Supervise the performance of executive director and senior manager and make suggestions of dismissal to the executive directors and senior managers should there be anything against the laws and administrative laws and regulations, the articles of association or the resolutions of Shareholders Meetings.
（三）当执行董事、 高级管理人员的行为损害公司的利益时， 要求执行董事、 高级管理人员予以纠正；
 (三) Demand a rectification if the performance of the executive director or senior managers is against the interest of the company;
（四）提议召开临时股东会会议，在执行董事不依照职权召集和主持股东会会议时负责召集和主持股东会会议；
  (四) Propose to convene interim Shareholders Meeting and convene and preside over the Shareholders Meeting when the executive director won’t;
（五）向股东会会议提出提案；
  (五) Put forward proposals to the Shareholders Meeting.
（六）法律、行政法规、公司章程规定或者股东会授予的其他职权。
  (六) Other powers provided or granted by the laws, administrative laws and regulations, articles or association or Shareholders Meeting.

第八章 公司财务、会计
Chapter 8 Corporate Finance and Accounting

第三十五条 公司分配当年税后利润时，应当提取利润百分之十列入公司法定公积金。公司法定公积金累计额为公司注册资本的百分之五十以上的，可以不再提取。
Article 35: When the company distributes its after-tax profits, it shall withdraw ten percent of the profits as the company's statutory common reserve until the accumulated amount in the statutory common reserve of company has already reached over 50% of the company’s registered capital.

公司的法定公积金不足以弥补以前年度亏损的，在依照前款规定提取法定公积金之前，应当先用当年利润弥补亏损。
In the event the statutory common reserve is not sufficient to make up for the loss in previous years, the company shall use the current year profit to compensate for the loss before withdrawing the amount for the statutory common reserve in accordance with previous items.

公司从税后利润中提取法定公积金后，经股东会决议，还可以从税后利润中提取任意公积金。
After withdrawing the statutory common reserve from its after-tax profits, with the resolution of Shareholders Meeting, the company may also withdraw any common reserve from the after-tax profits.

公司弥补亏损和提取公积金后所余税后利润，按照股东实缴的出资比例分配红利。
The after-tax profits after compensating for loss and withdrawing for the common reserve, shall distribute dividends according to the capital contribution proportion of each shareholder.

第九章 公司的解散和清算
Chapter 9 Dissolution and Liquidation of the Company

第三十六条 公司有下列情形之一的，可以解散：
Article 36: The company may dissolve upon one of the following circumstances:
（一）  公司章程规定的营业期限届满；
  (一) The expiration of the business term according to the articles.
（二）股东会决议解散；
  (二) Shareholders Meeting’s resolution for a dissolution;
（三）因公司合并或者分立需要解散；
（三）Dissolution for the reason of merger or separation of the company
（四）依照被吊销营业执照、责令关闭或者被撤销；
（四）The business license being revoked, being ordered to shut down or revoke in accordance with the laws.

（五）人民法院依据《公司法》第一百八十三条的规定予以解散。
（五）Dismissal given by the court in accordance with the article one hundred and eighty-three of the Company Law.
公司有前款第（一）项情形的，可以通过修改公司章程而存续。
If the company is in the circumstance of item（一）, it may survive by revising the articles of association.
第三十七条 公司因章程第三十六条第（一）、（二）、（四）、（五）项规定而解散的，应当依法组建清算组并进行清算；公司清算结束后，清算组制作清算报告，报股东会确认，并报送公司登记机关，申请注销公司登记，公告公司终止。

Article 37: A liquidation team shall be set up if the company is dissolved according to the item（一）、（二）、（四）、（五）of article 36. After the liquidation of the company, the liquidation team shall set up a liquidation report, submitted to the shareholders' confirmation and submitted to the company registration authority to apply for the registration to cancel the company, after which the company shall be terminated.

第三十八条 清算组由股东和其聘用人员组成，依照《公司法》及相关法律、行政法规的规定行使职权和承担义务。
Article 38: The liquidation team is composed by shareholders and their hire staff and will execute powers as well as assume liabilities in accordance with the Company Law, relevant laws and administrative laws and regulations.

第十章 附 则
Chapter10 Supplementary Articles

第三十九条 本章程所称公司高级管理人员指公司的经理、副经理、财务负责人。
Article 39: The senior managers in the article of association refer to the manager, deputy manager and financial administrator.

第四十条 公司章程的解释权属股东会。本章程如与国家法律、法规相抵触的，以国家法律、法规为准。
Article 40: The power of interpretation of the article of association belongs to the Shareholders Meeting. Should there be any conflict between these articles of association and the national laws and regulations, the latter shall prevail.

第四十一条 本章程所称“以上”含本数；“过半数”不含本数。
Article 41: The “over” in these articles include the figure itself; whereas the “over half” doesn’t include the figure itself.

第四十二条 公司根据需要或者因公司登记事项变更而修改公司章程的，修改后的公司章程应送公司原登记机关备案。
Article 42: The modification of the articles in accordance with the need of the company or the change in the registration matters of the company, the modified articles shall be filed to the original registration authority of the company.

全体股东（签名）：
Sign by all shareholders:

二〇一〇年五月五日
May,5th 2010